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                                                             Exhibit 10.7.1




                      NRG NEWARK COGEN LOAN AGREEMENT



                        dated as of April 30, 1996



                                $24,000,000



                                  Between



                             NRG ENERGY, INC.



                                    and



                        NRG GENERATING (U.S.) INC.

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          NRG  NEWARK  COGEN LOAN AGREEMENT, dated as of  April  30,  1996, between NRG GENERATING (U.S.) INC., a Delaware corporation (the "Company") and NRG ENERGY, INC., a Delaware corporation (the "Lender").

                                WITNESSETH:

          WHEREAS, immediately prior to the execution and delivery of this Agreement, the Company was the debtor and the debtor in possession in Chapter 11 case number 94-26723 (the "Case") pending before the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court");

          WHEREAS, pursuant to the Fourth Amended and Restated Plan of Reorganization for the Company proposed by the Lender, Wexford Management Corp. and the official Committee of Equity Security Holders dated November 17, 1995 (as amended and confirmed by order of the Bankruptcy Court entered on February 22, 1996, the "NRG Plan"; capitalized terms used herein without definition shall have the respective meanings assigned to them in the NRG
Plan), and subject to the terms and conditions of the Amended and Restated Stock Purchase and Reorganization dated as of January 31, 1996 between the Lender and the Company, the Lender is acquiring on the date hereof 41.86% of the outstanding shares of Common Stock of the Company and in that connection has agreed to make certain loans to the Company;

          WHEREAS, the NRG Plan contemplates that a Newark Project Refinancing may occur on the Effective Date pursuant to which Newark Refinancing Proceeds of up to $24 million may be generated for purposes of funding distributions to creditors under the NRG Plan but, to the extent Newark Refinancing Proceeds of $24 million for any reason are not available on the Effective Date, the Lender is to make the NRG Newark Cogen Loan in an amount equal to the amount (if any) by which $24 million exceeds the Newark Refinancing Proceeds, which amount equals $24,000,000.

          WHEREAS, the Lender agrees to make the NRG Newark Cogen Loan to the Company contemplated by the NRG Plan on the terms and conditions set forth below.


          NOW, THEREFORE, the Company and the Lender agree as follows:

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                                 ARTICLE 1

                                Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the terms defined in the caption hereto shall have the meanings set forth therein, and the following terms have the following meanings:

          "Acquisition" means the acquisition by the Company pursuant to the Acquisition Agreement of 41.86% of the issued and outstanding capital stock of the company as reorganized under the NRG Plan and all of the capital stock of each of certain of the Company's subsidiaries.

          "Acquisition Agreement" means the Amended and Restated Stock Purchase and Reorganization Agreement, dated as of January 31, 1996, between the Lender and O'Brien Environmental Energy, Inc., a Delaware corporation, the predecessor in interest to the Company.

          "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

          "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 6.04 and
6.05 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and

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any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Affiliate Transaction" shall have the meaning assigned thereto in Section 6.05(a).

          "Agreement" means this Loan Agreement, as amended, supplemented or modified from time to time.

          "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly owned Subsidiary, (ii) a disposition of property or assets in the ordinary course of business, (iii) for purposes of Section 6.04 only, a disposition subject to Section 6.02 and (iv) a disposition of Liquidating Assets in accordance with and pursuant to the terms of the Liquidating Asset Management Agreement.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Bankruptcy Law" shall have the meaning assigned thereto in
Section 8.01.

          "Base Rate" means for any day, a rate per annum equal to 9.5%.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in

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(however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Capitalized Lease obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

          "Closing Date" means the date, which shall be on the Effective Date, on which the Lender makes the Loan.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Co-Investment Agreement" shall mean that certain Co-Investment Agreement dated the date hereof between the Lender and the Company and as provided for by the NRG Plan.

          "Co-Investment Indebtedness" means Indebtedness incurred by the Company to finance the Company's investment in a project offered to the Company pursuant to the terms of the Co-Investment Agreement.

          "Commercial L/C11 means a commercial documentary letter of credit under which the issuer agrees to make payments in Dollars for the account of the Company, on behalf of the Company or a Subsidiary thereof, in respect of obligations of the Company or such Subsidiary in connection with the purchase of goods or services in the ordinary course of business.

          "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

          "Company" means the party named as such in this Agreement until a successor replaces it and, thereafter, means the successor.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the

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beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition assets occurred on the first day of such period. For purposes of this

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definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term as at the date of determination in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the company and its consolidated Subsidiaries, plus, to the extent incurred by the Company and its Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense,
(v) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging obligations (including amortization of fees),
(viii) the product of (a) all Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Redeemable Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP and
(ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

          "Consolidated Net Income" means, for any period, the net income
(loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

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     (i)  any net income (loss) of any Person if such Person is not a
Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income,

     (ii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

     (iii) any net income (loss) of any Restricted subsidiary if such subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

     (iv) any gain (but not loss) realized upon the sale or other disposition of any asset of the Company or its consolidated Subsidiaries (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person,

     (v)  any extraordinary gain or loss, and

     (vi) the cumulative effect of a change in accounting principles.

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          "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a consolidated basis, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and
(B) any amounts attributable to Disqualified Stock.

          "Contingent obligation" means as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent obligation shall be deemed to be an amount equal to the stated or determinable amount (based upon the maximum reasonably anticipated net liability in respect thereof as determined by the Company in good faith) of the primary obligation or portion thereof in respect of which such Contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Company in good faith.

          "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

          "Credit Documents" means the collective reference to this Agreement and the Note.

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          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

          "Custodian" shall have the meaning assigned thereto in Section
8.01.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes.

          "Dollars" and "$11 means dollars in lawful currency of the United States of America.

          "EBITDA" means, for any period the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense,
(iii) depreciation expense and (iv) amortization expense, in each case for such period.

          "Effective Date" shall have the meaning assigned thereto in the NRG Plan, which definition is incorporated herein by this reference.

          "Environmental Laws" means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority or requirements of law (including court-ordered requirements of common law) regulating or imposing liability or standards of conduct concerning environmental or public health protection matters, including Hazardous Materials, as now or may at any time hereafter be in effect.

          "ERISAII means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" shall have the meaning assigned thereto in
Section 8.01.

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          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fee Property" shall have the meaning assigned thereto in Section
3.10.

          "Final Maturity Date" shall have the meaning assigned thereto in
Section 2.04.

          "Fiscal Date" means the Saturday closest to February 1, May 1, August 1 or November 1, as the case may be, in any calendar year.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous pesticides, hazardous or toxic substances, defined, listed, classified or regulated as such in or under any Environmental Law, including asbestos, petroleum, any other petroleum products (including gasoline, crude oil or any fraction thereof) polychlorinated biphenyls and urea-formaldehyde insulation.

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          "Hedging obligations" of any Person means the obligations of such
Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Highest Lawful Rate" shall have the meaning assigned thereto in
Section 9.10.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money,

          (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto),

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more that six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services,

          (v)  all Capitalized Lease obligations of such Person,

          (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends),

          (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such

                                    11

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asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

          (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and

          (ix) to the extent not otherwise included in this definition, Hedging obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          "indemnified liabilities" shall have the meaning assigned thereto in Section 9.05(d).

          "Initial Maturity Date" shall have the meaning assigned thereto in Section 2.04.

          "Insolvency" means, with respect to a Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

          "Interest Payment Date" means the last day of each March, June, September and December, commencing on the first such day to occur after the Loan is made.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and
Section 6.02, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is

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designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "Leased Properties" shall have the meaning assigned thereto in
Section 3.10.

          "Lender" means the party named in this Agreement until one or more successors replace it, and thereafter means the successor or successors.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Liquidating Assets" shall have the meaning assigned thereto in the Liquidating Asset Management Agreement which definition shall be incorporated herein by this reference.

          "Liquidating Asset Management Agreement" means that certain Liquidating Asset Management Agreement dated the date hereof by and between the Company and Wexford Management Corp., a Delaware corporation and as provided for by the NRG Plan.

          "Loan" shall have the meaning set forth in Section 2.01.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other

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fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset
Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds" means, with respect to any Newark Loan Refinancing, the cash proceeds thereof, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection therewith and net of taxes paid or payable as a result thereof.

          "Newark Loan Refinancing" shall mean Indebtedness that is incurred to enable the Company to repay, retire, or refinance the mortgage indebtedness of Newark Cogen.

          "Note" means the Note substantially in the form attached hereto as Exhibit A.

          "Notice Event" shall have the meaning assigned thereto in Section
5.08.

          "NRG Plan" has the meaning set forth in the recitals.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary or Clerk of the Company.

          "Officers" Certificate" means a certificate signed by two officers.

          "0pinion of counsel" means a written opinion from legal counsel who is acceptable to the Lender. The counsel may be an employee of or counsel to the Company or the Lender.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary, the Company or a Person which will, upon the making of such Investment, become a Restricted subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
(v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and
(viii) any Investment pursuant to and in accordance with the terms of the Co-Investment Agreement.

     "Permitted Liens" means:

     (a) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

     (b) carriers', warehousemen's, mechanics' landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not yet due or which are bonded or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

     (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

     (d) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially detract from the aggregate value of the properties of the Company and its Subsidiaries, taken as a whole or in the aggregate materially interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Subsidiaries on the properties subject thereto, taken as a whole;

     (f)  Bankers' liens arising by operation of law;

     (g) Liens on documents of title and the property covered thereby securing Indebtedness in respect of any Commercial L/Cs;

     (h) (i) mortgages, liens, security interests, restrictions or encumbrances that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary of the Company has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

     (i) Liens on goods (and Proceeds thereof) held by the Company or any of its Subsidiaries to be sold on a consignment basis in the ordinary course of business;

     (j)  leases or subleases to third parties;

     (k) Liens in connection with workmen's compensation obligations and general liability exposure of the Company and its Subsidiaries; and

     (l)  Liens securing Indebtedness Incurred under Section 6.01(b)(ii) or
(iii).

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Plan" means at any particular time, any employee benefit plan as defined in Section 3(3) of ERISA and not , excluded by Section 4(b) of ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

          "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances" and "refinanced" shall have a correlative meaning) any Indebtedness existing on the Closing Date or Incurred in compliance with this Agreement (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Agreement) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and
(iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

          "Register" shall have the meaning assigned thereto in Section
2.10(b).

          "Regulation U11 means Regulation U of the Board of Governors of the Federal Reserve System, as from time to time in effect.

          "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the date of this Agreement, or which are directly related thereto.

          "Reorganization" means with respect to a Multiemployer Plan, the condition that such Plan is in reorganization as such term is used in
Section 4241 of ERISA.

          "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. S 2615.

          "Requirement of Law" means, as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, order, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property, or to which such Person or any of its property is subject.

          "Responsible Officer" means, with respect to any Person, the president, chief executive officer, the chief operating officer, the chief financial officer, treasurer, controller or any vice president of such Person.

          "Restricted Payment" shall have the meaning assigned thereto in
Section 6.02(a).

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Single Employer Plan" means any Plan which is covered by Title IV of ERISA and which is not a Multiemployer Plan.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subordinated obligation" means any Indebtedness of the company (whether outstanding on the Closing Date or thereafter Incurred) which is subordinate or junior in right of payment to the Note pursuant to a written agreement.

          "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

          "Successor Company" shall have the meaning assigned hereto in
Section 7.01(i).

          "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $300,000,000 (or the foreign currency equivalent thereof), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, and (iv) investments in commercial paper, maturing not more than six months after the date of acquisition, issued by the Lender or the parent corporation of the Lender, and commercial paper with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-11" (or higher) according to Standard and Poor's Ratings Group.

          "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Transferee" shall have the meaning set forth in Section 9.06(b).

          "Uniform Commercial Code" means the New York Uniform commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 6.02. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company's Consolidated Coverage Ratio would exceed 1.6:1.00 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Lender by promptly filing with the Lender a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly owned Subsidiary.

          SECTION 1.02. Rules of Construction. Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) as used herein and in the Note and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.01 and accounting terms partly defined in Section 1.01 to the extent not defined shall have the respective meanings given to them under GAAP. All computations determining compliance with financial covenants or terms, including definitions used therein, shall be prepared in accordance with generally accepted accounting principles in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements of the Company;

          (3)  "or" is not exclusive;

          (4)  "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness;

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

          (9) unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto;

          (10) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, Section, schedule and exhibit references are to this Agreement unless otherwise specified; and

          (11) as used in this Agreement, references to a fiscal year of the Company identified only by a year refer to the fiscal year of the Company ended on the Fiscal Date at the end of the fourth fiscal quarter of the company which falls in the immediately succeeding calendar year. References to the last day of any fiscal year or fiscal quarter of the Company, or to a fiscal year or quarter ended on a certain date, shall be deemed to refer to the Fiscal Date at the end of such fiscal year or quarter.

                                 ARTICLE 2

                                   Loan

          SECTION 2.01. Loan. Subject to the terms and conditions hereof, the Lender agrees to make a loan in Dollars (the "Loan") to the Company on the Closing Date, in an aggregate principal amount of [twenty-four million dollars ($24,000,000)].

          SECTION 2.02. Use of Proceeds. The proceeds of the Loan shall be used for the purposes set forth in the NRG Plan and shall be applied in accordance with the NRG Plan.

          SECTION 2.03. Borrowing. The Company shall borrow the entire amount of the Loan on the Closing Date.

          SECTION 2.04. Maturity: Refinancing.

          (a) The Loan will mature on the date that is twelve (12) years following the Closing Date (the "Maturity Date").

          (b) The Company hereby covenants and agrees to use its reasonable best efforts to obtain Newark Loan Refinancing the Net Cash Proceeds of which will enable and permit the Company to repay the Loan in its entirety, including principal and interest thereon.

          SECTION 2.05. Optional and Mandatory Prepayments; Principal Amortization.

          (a) The Company may at any time and from time to time prepay the Loan, in whole or in part, without premium or penalty, upon at least five days irrevocable notice to the Lender. If such notice is given, the Company shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Partial prepayments of the Loan shall be in an aggregate principal amount equal to the lesser of (A) $2,000,000, or a whole multiple of $1,000,000 in excess thereof and (B) the aggregate unpaid principal amount of the Loan.

          (b) (i) If, subsequent to the Closing Date, there shall be obtained a Newark Loan Refinancing, 100% of the Net Cash Proceeds thereof, after paying in full the mortgage debt of Newark Cogen being refinanced, shall be promptly applied toward the payment of the Loan.

          (ii) The Company shall give the Lender at least one Business Day's notice of each prepayment or mandatory reduction pursuant to this
Section 2.05(b) setting forth the date and amount thereof.

          (c) Accrued interest on the amount of any prepayments shall be paid on the date of such prepayment.

          (d) The principal amount of the loan shall be repaid in semi-annual installments of [$800,000] on every other Interest Payment Date, commencing with the second Interest Payment Date after the Closing Date.

     SECTION 2.06. Interest Rate and Payment Dates.

          (a) The Loan shall bear interest for the period from and including the date the Loan is made to, but excluding, the maturity date thereof an the unpaid principal thereof at a rate per annum equal to the Base Rate.

          (b) If all or a portion of (i) the principal amount of the Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) the Loan, and any such overdue amount shall, without limiting the rights of the Lender under
Section 8, bear interest at a rate per annum which is 2.00% above the Base Rate from the date of such non-payment until paid in full (as well after as before judgment).

          (c) Interest shall be payable in arrears on each Interest Payment
Date.

          SECTION 2.07. Computation of Interest.

          Interest in respect of the Loan, shall be calculated on the basis of a 365 (or 366 as the case may be) day year for the actual days elapsed.

          SECTION 2.08. Treatment of Payments.

          (a) Whenever any payment received by the Lender under this Agreement or the Note is insufficient to pay in full all amounts then due and payable to the Lender under this Agreement or the Note such payment shall be applied by the Lender in the following order: First, to the payment of fees and expenses, if any, due and payable to the Lender under and in connection with this Agreement and the Note including the payment of all expenses due and payable under Section 9.05; Second, to the payment of interest then due and payable on the Loan; and Third, to the payment of the principal amount of the Loan which is then due and payable; or

          (b) All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Lender, for the account of the Lender at the office of the Lender located at 1221 Nicollet Mall, Suite 700, Minneapolis, MN 55403 in lawful money of the United States of America and in immediately available funds. If any payment hereunder would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          SECTION 2.9. Indemnity. The Company agrees to indemnify the Lender and to hold the Lender harmless from any loss or expense (but without duplication of any amounts payable as default interest) which the Lender may sustain or incur as a consequence of default by the Company in making any prepayment after the Company has given a notice in accordance with Section 2.05. This covenant shall survive termination of this Agreement and repayment of the Loan.

          SECTION 2.10. Repayment of the Loan: Evidence of Debt.

          (a) The Company hereby unconditionally promises to pay to the Lender the then unpaid principal amount of the Loan in accordance with the terms hereof and the Note. The Company hereby further agrees to pay interest on the unpaid principal amount of the Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.06.

          (b) The Lender shall maintain a Register (the "Register") in which shall be recorded (i) the amount of the Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder from the Company.

          (c) The entries made in the Register to the extent permitted by applicable law, shall be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of the Lender to maintain the Register, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loan made to the Company by the Lender in accordance with the terms of this Agreement.

          (d) The Company agrees that, upon the request of the Lender, the Company will execute and deliver to the Lender the Note evidencing the Loan, with appropriate insertions as to date and principal amount.

                                 ARTICLE 3

                      Representations and Warranties

          In order to induce the Lender to enter into this Agreement and to make the Loan, the Company hereby represents and warrants to the Lender, as follows (all representations and warranties are made with respect to the Closing Date and with respect to the entire period following the Closing Date during which any amounts are due and owing from the Company to the Lender hereunder, as if made at any time during such period):

          SECTION 3.01. No Change. There has been no change, and no development or event involving a prospective change, which has had or could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of, the Company and its Subsidiaries taken as a whole.

          SECTION 3.02. Corporate Existence; Compliance with Law. Except for those exceptions to the following which the Lender has actual knowledge of on the Closing Date, each of the Company and its Subsidiaries (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, (c) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and (d) is in compliance with all applicable statutes, laws, ordinances, rules, orders, permits and regulations of any Governmental Authority (including those related to Hazardous Materials and substances), except where noncompliance would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received any written communication from a Governmental Authority that alleges that the Company or any of its Subsidiaries is not in compliance, in all material respects, with all material federal, state, local or foreign laws, ordinances, rules and regulations.

          SECTION 3.03. Corporate Power; Authorization. Each of the Company and its Subsidiaries has the corporate power and authority to make, deliver and perform each of the Credit Documents to which it is a party, and the Company has the corporate power and authority and legal right to borrow hereunder. Each of the Company and its Subsidiaries has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Credit Documents to which it is or will be a party and the Company has taken all necessary corporate action to authorize the borrowings hereunder. No consent or authorization of, or filing with, any Person (including any Governmental Authority) is required in connection with the execution, delivery or performance by the Company or any of the Company's Subsidiaries, or for the validity or enforceability against the Company or any of the Company's Subsidiaries, of any Credit Document except for consents, authorizations and filings (a) which have been obtained or made and are in full force and effect, and except such consents, authorizations and filings, the failure to obtain or perform (i) which would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole and (ii) which would not adversely affect the validity or enforceability of any of the Credit Documents or the rights or remedies of the Lender thereunder.

          SECTION 3.04. Enforceable Obligations. This Agreement, and each of the other Credit Documents has been, duly executed and delivered on behalf of the Company. This Agreement and each of the other Credit Documents constitutes the legal, valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          SECTION 3.05. No Legal Bar. The execution, delivery and performance of each Credit Document and the incurrence or issuance of and use of the proceeds of the Loan do not violate any Requirement of Law or any Contractual obligation applicable to or binding upon the Company or any Subsidiary of the Company or any of their respective properties or assets, in any manner which, individually or in the aggregate, (i) would have a material adverse effect on the ability of the Company or any such Subsidiary to perform its obligations under the Credit Documents to which it is a party, (ii) would give rise to any liability on the part of the Lender, or (iii) would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and do not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for Permitted Liens.

          SECTION 3.06. No Material Litigation. No litigation by, investigation known to the company by, or proceeding of, any Governmental Authority is pending against the Company or any of its Subsidiaries with respect to the validity, binding effect or enforceability of any Credit Document, the Loan made hereunder or the use of proceeds thereof. No lawsuits, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened against or affecting the Company or a subsidiary of the Company or any of their respective properties, assets, operations or businesses, in which there is a probability of an adverse determination that is reasonably likely, if adversely decided, to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

          SECTION 3.07. Investment Company Act. Neither the company nor any Subsidiary of the Company is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

          SECTION 3.08. Federal Regulation. No part of the proceeds of the Loan are being or are to be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. Neither the Company nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under said Regulation U.

          SECTION 3.09. No Default. The Company and each of its Subsidiaries have performed all material obligations required to be performed by them under their respective Contractual obligations on and after the Closing Date and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except to the extent that such breach or default would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is in default under any material judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to it or any of its respective properties, assets, operations or business, except to the extent that any such defaults would not, in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

          SECTION 3.10. Ownership of Property: Liens. Each of the Company and its Subsidiaries has good and valid title to all of its material tangible and intangible personal property, in each case free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever except Permitted Liens. With respect to real property or interests in real property, as of the Closing Date, each of the Company and its Subsidiaries has (i) fee title to all of the real property listed on
Schedule 3.10 (each, a "Fee Property"), and (ii) good and valid title to the leasehold estates in all of the real property leased by it and listed on Schedule 3.10 under the heading "Leased Properties" (each, a "Leased Property"), in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Permitted Liens, (B) any conditions that may be shown by a current, accurate survey or physical inspection of any Fee Property or Leased Property, (C) as to Leased Property, the terms and provisions of the respective lease therefor and any matters affecting the fee title and any estate superior to the leasehold estate related thereto, and (D) title defects, or leases or subleases granted to others, which are not material to the Fee Properties or the Leased Properties, as the case may be, taken as a whole. The Fee Properties and the Leased Properties (collectively the "Real Properties") constitute, as of the Closing Date, all of the real property owned in fee or leased by the Company and its subsidiaries.

          SECTION 3.11. ERISA. None of the Company, any Subsidiary of the Company or any Commonly Controlled Entity would be liable for any amount pursuant to Section 4062, 4063, 4064 or 4069 of ERISA, if any Single Employer Plan were to terminate. Neither the Company nor any Commonly Controlled Entity has been involved in any transaction that would cause the Company to be subject to liability with respect to a Plan to which the Company or any Commonly Controlled Entity contributed or was obligated to contribute during the six-year period ending on the date this representation is made or deemed made under Section 4062, 4069 or 4212(c) of ERISA. Neither the Company nor any Commonly Controlled Entity has incurred any material liability under Title IV of ERISA which could become or remain a liability of the Company after the Closing Date. None of the Company, any Subsidiary of the Company, or any director, officer or employee thereof, or any of the Plans (to the best knowledge of the Company with respect to any Multiemployer Plan), or any trust created thereunder, or any fiduciary thereof, has engaged in a transaction or taken any other action or omitted to take any action involving any Plan which could constitute a prohibited transaction within the meaning of Section 406 of ERISA which is not otherwise exempted, or would cause it to be subject to either a material liability or civil penalty assessed pursuant to Section 409 or 502 of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code. Each of the Plans (to the best knowledge of the Company with respect to any Multiemployer Plan) has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code. There are no material pending or, to the best knowledge of the Company, threatened claims by or on behalf of any of the Plans or any fiduciary, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan or fiduciary (other than routine claims for benefits). No condition exists and no event has occurred with respect to any Multiemployer Plan which presents a material risk of a complete or partial withdrawal under Subtitle E of Title IV of ERISA, nor has the Company or any Commonly Controlled Entity been notified that any such Multiemployer Plan is insolvent or in reorganization within the meaning of Section 4241 of ERISA. Neither the Company nor any Commonly Controlled Entity nor any Subsidiary has been a party to any transaction or agreement to which the provisions of Section 4204 of ERISA were applicable. Neither the Company nor any Commonly Controlled Entity nor any subsidiary is obligated to contribute to a Multiemployer Plan, on behalf of any current or former employee of the Company, any Commonly Controlled Entity or any Subsidiary. None of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the

Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

          SECTION 3.12. Copyrights, Patents, Trademarks and Licenses. The Company or a Subsidiary of the Company owns or has the right to use, without payment to any other party, all material patents, patent applications, trademarks (registered or unregistered), trade names, service marks and copyrights owned, used or filed by or licensed to the Company and its Subsidiaries. To the best knowledge of the Company, no claims are pending by any Person with respect to the ownership, validity, enforceability or the Company's or any Subsidiary's use of any such patents, patent applications, trademarks (registered or unregistered), trade names, service marks, copyrights challenging or questioning the validity or effectiveness of any of the foregoing, in any jurisdiction, domestic or foreign.

          SECTION 3.13. Environmental Matters.

          (a) To the best knowledge of the Company, the Real Properties do not contain in, on or under including the soil and groundwater thereunder, any Hazardous Materials in amounts or concentrations that constitute or constituted a material violation of, or could reasonably give rise to material liability under, Environmental Laws.

          (b) To the best knowledge of the Company, the Real Properties and all operations and facilities at the Real Properties are in material compliance with all Environmental Laws, and there is no contamination or violation of any Environmental Law which could materially interfere with the continued operation of, or materially impair the fair salable value of, the Real Properties.

          (c) To the best knowledge of the Company, neither the Company nor any of its Subsidiaries has received or is aware of any complaint, notice of violation, alleged violation, or notice of investigation or of potential liability under Environmental Laws with regard to the Real Properties or the operations of the Company or its subsidiaries, nor does the Company or any of its Subsidiaries have knowledge that any such action is being contemplated, considered or threatened.

          (d) To the best knowledge of the Company, Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under the Real Properties, nor have any Hazardous Materials been transported from the Real Properties, in material violation of or in a manner that could reasonably give rise to liability under any Environmental Laws.

          (e) There are no governmental administrative actions or judicial proceedings pending or, to the knowledge of the Company and its Subsidiaries, threatened, under any Environmental Law to which the Company or any of its Subsidiaries is a party with respect to the Real Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, other than permits authorizing operations at facilities at the Real Properties, outstanding under any Environmental Law with respect to the Real Properties.

                                 ARTICLE 4

                           Conditions Precedent

          SECTION 4.01. Conditions to Loans. The obligation of the Lender to make the Loan on the Closing Date is subject to the satisfaction, or waiver by the Lender, immediately prior to or concurrently with the making of the Loan, of the following conditions:

          (a) Note. The Lender shall have received the Note conforming to the requirements hereof and executed by a duly authorized officer of the Company.

          (b) Consummation of Acquisition and NRG Plan. The Acquisition shall have been consummated at the Closing (as defined in the Acquisition Agreement) and concurrently therewith the KRG Plan shall have been consisted on the Effective Date (as defined in the NRG Plan).

                                 ARTICLE 5

                           Affirmative Covenants

          The Company hereby agrees that, so long as the Loan remains outstanding and unpaid, or any other amount is owing to the Lender hereunder or under any of the other Credit Documents, it shall, and, in the case of the agreements contained in Sections 5.04 through 5.07 and 5.09, the Company shall cause each of its Subsidiaries to:

          SECTION 5.01. Financial Statements.  Furnish to the Lender:

          (a) as soon as available after the end of each fiscal year of the Company, but in any event within 10 days of filing them with the Securities and Exchange commission, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of stockholders, equity and cash flows and the consolidated statements of income of the Company and its Subsidiaries for such fiscal year, setting forth in each case (other than for the financial statements delivered with respect to the first fiscal year of the Company ended following the Closing Date) in comparative form the figures for the previous year, reported on by independent certified public accountants of nationally recognized standing; and

          (b) as soon as available after the end of each of the first three quarterly periods of each fiscal year of the Company, but in any event within 10 days of filing them with the Securities and Exchange Commission, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and the portion of the fiscal year of the Company through such date, setting forth in each case (other than for the financial statements delivered with respect to fiscal quarters occurring during the first fiscal year of the Company ended following the Closing Date) in comparative form the figures for the corresponding quarter in, and year to date portion of, the previous year; together with a comparison showing the figures for such periods in the budget prepared by the Company and furnished to the Lender, certified by the chief financial officer, controller or treasurer of the Company as being fairly stated in all material respects.

          SECTION 5.02. Certificates; Other Information.  Furnish to the
Lender:

          (a) concurrently with the delivery of the consolidated financial statements referred to in Section 5.01(a), so long as not contrary to the then current recommendations of the American Institute of Certified Accountants, a letter from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements, nothing has come to their attention which would lead them to believe that there exists any Default or Event of Default under Sections
6.01 and 6.02, except as specified in such letter;

          (b) within 15 days of the delivery of the financial statements referred to in Sections 5.01(a) and (b) (except that the certificate referred to in clause (i) below shall be delivered concurrently with such financial statements), a certificate of the chief financial officer of the Company (i) stating that, to the best of such officer's knowledge, each of the Company and its respective Subsidiaries has observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Agreement and the other Credit Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of Sections 6.02 and 6.05 and (iii) if not specified in the financial statements delivered pursuant to Section 5.01, specifying the aggregate amount of interest paid or accrued by the Company and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Company and its Subsidiaries, during such accounting period; and

          (c) promptly, such additional financial and other information as the Lender may from time to time reasonably request.

          SECTION 5.03. SEC Reports. The Company shall furnish to the Lender, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available to the public generally by the Company or any of its Subsidiaries, if any, and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions.

          SECTION 5.04. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations and liabilities of whatever nature, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or any of its Subsidiaries, as the case may be, (b) for delinquent obligations which do not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole and (c) for trade and other accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Company or any of its Subsidiaries, as the case may be.

          SECTION 5.05. Conduct of Business and Maintenance of Existence. Except as otherwise contemplated or permitted by the Co-Investment Agreement or the Liquidating Asset Management Agreement, continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, material privileges, franchises, patents, patent applications, copyrights, trademarks and trade names, necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, patents, patent applications, copyrights, trademarks and tradenames the loss of which would not in the aggregate have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and comply with all applicable Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

     SECTION 5.06. Maintenance of Property; Insurance.

          (a) Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); and

          (b) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks (but including, in any event, public liability insurance) as are usually insured against in the same general area, by companies engaged in the same or a similar business and furnish to the Lender, upon written request of the Lender, full information as to the insurance carried; Provided that the Company may implement programs of self-insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

          SECTION 5.07. Inspection of Property: Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Requirements of Law; and permit representatives of the Lender upon reasonable notice (but no more frequently than monthly), to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested upon reasonable notice, and to discuss the business, operations, assets and financial and other condition of the Company and its Subsidiaries with officers and employees thereof and with their independent certified public accountants.

         SECTION 5.08. Notices. Subject to the last sentence of this section promptly give notice to the Lender of any of the following (a "Notice Event"):

          (a)  of the occurrence of any Default or Event of Default;

          (b) of any (i) default or event of default under any instrument or other agreement, guarantee or collateral document of the Company or any of its Subsidiaries which default or event of default has not been waived and would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against the company or any of its Subsidiaries by any Governmental Authority which in any such case would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole;

          (c) of any litigation or proceeding against the company or any of its Subsidiaries (i) in which more than $500,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole;

          (d) of the following events, as soon as practicable after, and in any event within 30 days after, the Company knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan which Reportable Event could reasonably result in material liability to the Company and its Subsidiaries taken as a whole, or (ii) the institution of proceedings or the taking of any other action by PBGC, the Company or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of the Plan, in each of the foregoing cases which could reasonably result in material liability to the Company and its Subsidiaries taken as a whole, and in addition to such notice, deliver to the Lender whichever of the following may be applicable: (A) a certificate of a Responsible officer of the Company setting forth details as to such Reportable Event and the action that the Company or such Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

          (e) of a material adverse change known to the Company or its Subsidiaries in the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

Each notice pursuant to this Section 5.08 shall be accompanied by a statement of a Responsible officer setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (d)) stating what action the Company proposes to take with respect thereto. The company shall not be deemed in breach or default of its obligations under this
Section 5.08 due to the failure to notify the Lender of any Notice Event of which the Lender shall have had actual knowledge as of the date notice of such Notice Event was to have been provided.

          SECTION 5.09. Environmental Laws.

          (a) Comply with, and use all reasonable efforts to insure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so would not have any reasonable likelihood of having a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole or on the validity or enforceability of any of the Credit Documents or the rights and remedies of the Lender thereunder;

          (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under applicable Environmental Laws, and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings; and

          (c) In regard to this Agreement or in any way relating to the Company or its Subsidiaries or their current or former operations, defend, indemnify and hold harmless the Lender, and its respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to Hazardous Material or Environmental Laws, including any orders, requirements or demands of Governmental Authorities related thereto, including reasonable attorney's and consultant's fees, investigation and laboratory fees, remediation costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this Section 5.09(c) shall survive repayment of the Loan and all other amounts payable hereunder.

          SECTION 5.10. Further Instruments and Acts. Upon request of the Lender, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

         SECTION 5.11 Taxes. Each of the Company and its Subsidiaries will file or cause to be filed all material tax returns which, to the knowledge of the Company, are required to be filed and will pay all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of which is currently being contested in good faith by appropriate proceeds and with respect to which reserves (or other sufficient provisions) in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be).

                                 ARTICLE 6

                            Negative Covenants

         So long as the Loan remains outstanding and unpaid, or any other amount is owing to the Lender hereunder or under any other Credit Document (it being understood that each of the permitted exceptions to each of the covenants in this Article 6 is in addition to, and not overlapping with, any other of such permitted exceptions except to the extent expressly provided):

          SECTION 6.01. Limitation on Indebtedness.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that on or after the first anniversary of the Closing Date the Company may Incur
Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 1.6:1.0.

          (b) Notwithstanding Section 6.01(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness (A) of the Company to any Subsidiary, and (B) of any Subsidiary to the Company or any other Subsidiary;

          (ii) Indebtedness represented by (w) the Loan, (x) any
Indebtedness outstanding or to be issued or incurring pursuant to the NRG Plan, (y) any Co-Investment Indebtedness and (z) any Refinancing
Indebtedness Incurred in respect of any Indebtedness described in this clause (ii) or Section 6.01(a);

          (iii) Indebtedness of the Company or any of its Subsidiariestn an aggregate principal amount at any one time outstanding (excluding any Indebtedness permitted to be incurred under clause (ii) or (iii) of this Section 6.01(b)) not in excess of $5,000,000;

          (iv) Indebtedness in connection with workmen's compensation obligations and related general liability exposure of the Company and its Subsidiaries; and

          (v) Capitalized Lease Obligations in respect of (A) sale/leaseback transactions of property owned by the Company on the Closing Date, and (B) fixtures and equipment and other personal property acquired after the Closing Date.

          (c)  The Company shall not Incur any Indebtedness pursuant to
Section 6.01(b) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Loan to at least the same extent as such Subordinated obligations.

          SECTION 6.02. Limitation on Restricted Payments.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (Or would result therefrom);

          (2) the Consolidated Coverage Ratio of the Company would be less than 1.6:1.0; or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum of:

               (A) 25% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fourth fiscal quarter in 1995, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); and

               (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to a subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries).

          (b) The provisions of Section 6.02(a) shall not prohibit:

          (i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of Section 6.02(a);

          (ii) any purchase or redemption of Subordinated obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 6.01; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

          (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 6.04; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

          (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 6.02(a); provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; or

          (v) so long as the entire principal and accrued interest on the Loan shall not have been accelerated and become due and payable pursuant to
Section 8.02 or so long as such acceleration shall have been rescinded, the payment of dividends upon or the redemption of the Company's Class A Preferred Stock in accordance with the terms of such stock.

          SECTION 6.03. Limitation on Restrictions on Distributions from Subsidiaries. The company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any Loan or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

          (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the closing Date;

          (2) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) of this Section or this clause (2) or contained in any amendment to an agreement referred to in clause (1) of this Section or this clause (2); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Lender than encumbrances and restrictions contained in such agreements;

          (3)  in the case of clause (iii), any encumbrance or restriction
(A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or (B) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements; and

          (4) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

          SECTION 6.04. Limitation on Sales of Assets and Subsidiary Stock.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such

Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or Indebtedness of a Wholly owned Subsidiary), to prepay, repay or purchase such Indebtedness of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 6 months after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 6 months from the later of such Asset Disposition or the receipt of such Net Available Cash; and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to repay the Loan, provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section exceed $500,000.

          For the purposes of this Section, the following are deemed to be cash: (x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

          SECTION 6.05. Limitation on Transactions with Affiliates.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $500,000, are not in writing and have not been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction.

          (b) The provisions of Section 6.05(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 6.02, (ii) the performance of the Company's or Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation to employees, officers, directors or consultants in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans or (v) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries (v) any transaction between the Lender and the Company and (vi) any transaction pursuant to and in accordance with the Liquidating Asset Management Agreement.

         SECTION 6.06. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien an any of its property or assets (including Capital Stock), whether owned on the date of this Agreement or thereafter acquired, securing any obligation other than Permitted Liens.

         SECTION 6.07. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than (i) those businesses in which the Company or such Restricted subsidiary is engaged on the date of this Agreement (or which are directly related thereto or (ii) those businesses in which the Company or any of its Subsidiaries may engage in connection with any Investment made pursuant to and in accordance with the terms of the Co-Investment Agreement.

         SECTION 6.08. When the Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (i)  the resulting, surviving or transferee Person (the
"Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of

Columbia and the Successor Company (if not the Company) shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Lender, in form satisfactory to the Lender, all the obligations of the Company under the Note and this Agreement;

          (ii) immediately after giving affect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (iii)immediately after giving effect to such transaction, the Consolidated Coverage Ratio of the Successor Company would be greater than 1.6:1.0;

          (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (v) the Company shall have delivered to the Lender an Officers' Certificate and an opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Agreement.

          The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement, but the predecessor Company in the case of a lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Note.

          Notwithstanding, the foregoing clauses (ii), (iii) and (iv), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                                 ARTICLE 7

                             Security Interest

          SECTION 7.01. Assignment and Grant of Security. To secure the prompt and unconditional payment, performance and discharge, when due, of all of the Company's obligations under this Agreement and the Note (collectively, the "Secured Obligations"), the Company hereby assigns, pledges, conveys, sets over, delivers and transfers to the Lender and grants a security interest to the Lender in and to all of the Company's right, title and interest in and to each and all of the following:

          (a) any and all payments received or receivable by the company from Newark Cogen, including without limitation any and all such payments made pursuant to any management agreement between O'Brien and Newark Cogen and all dividends or other distributions, but excluding any dividends or distributions that are subject to any prior security interest granted to any holder of Indebtedness secured by a mortgage on the Newark Project (the "Designated Payments"); and

          (b) all Proceeds of any Designated Payments (the Designated Payments, together with the Proceeds thereof, are referred to as the "Collateral"). As used herein, the terms "Proceeds" shall refer to and include (i) whatever is now or hereafter received by the Company upon the sale, exchange, collection or other disposition of any of the Collateral, whether such Proceeds constitute accounts, accounts receivable, general intangibles, instruments, securities, credits, documents', deposit accounts, money, or contract rights; (ii) personal property of any type or nature whatsoever which is now or hereafter acquired by the Company with any Proceeds of the Collateral; and (iii) any insurance now or hereafter payable by reason of any loss, damage or destruction to or of any or all of the Collateral.

          SECTION 7.02 Covenants In Respect Of Collateral.

          (a) The Company shall not voluntarily, involuntarily or by operation of law, sell, assign, hypothecate, pledge, encumber, grant any other security interest or lien in, dispose of or otherwise transfer the Collateral, or any portion thereof or any interest therein, or permit any of the foregoing to occur and shall not otherwise do, suffer or permit anything to be done or occur that may impair the Collateral as security hereunder or the liens and security interests therein created hereunder in favor of the Lender.

(b) The Company shall do all such other acts and things as may be necessary or appropriate or which the Lender may from time to time reasonably request as necessary in the opinion of the Lender to establish and maintain a first priority perfected security interest in the Collateral, including, without limitation, the Proceeds, subject to no other liens, security interests or encumbrances; and the Company shall pay the cost of all filings or recordings of this Agreement or any other document or instrument in all public offices whenever it is reasonably deemed by the Lender to be necessary or desirable. The Company hereby irrevocably constitutes and appoints the Lender the attorney-in-fact of the Company to execute, deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements, notices to the institutions or other entities with which the Collateral or any portion thereof is maintained or such other documents or instruments as the Lender may request or require in order to confirm, impose, perfect or continue the perfection of the liens and security interests created hereby. The foregoing power-of-attorney is coupled with an interest and shall survive any dissolution, bankruptcy, or insolvency of the Company as an entity.

          (c) The Company shall provide to the Lender any information which the Lender may at any time and from time to time hereafter require, in its sole and absolute discretion, pertaining to the Collateral. The Company shall promptly notify the Lender of any change of the Company's place of business, chief executive office or mailing address.

          (d) The Company shall not make any assignment, conveyance, transfer or agreement in conflict herewith or constituting an assignment, conveyance, transfer or encumbrance on any Designated Payment.

                                 ARTICLE 8

1.   Defaults and Remedies

          SECTION 8.01. Events of Default. An "Event of Default" occurs if:

          (1) the Company defaults in any payment of interest or any other amount (other than those specified in (2) below) with respect to the Loan when the same becomes due and payable and such default continues for a period of 10 (or, from and after the Initial Maturity Date, 30) days;

          (2) the Company (i) defaults in the payment of the principal of the Loan when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise or (ii) fails to redeem or purchase the Note when required pursuant to this Agreement or the Note;

          (3) at any time during which the Lender shall own less than 26% of the outstanding common stock of the Company, or, persons designated by the Lender or which the Lender shall have the right to appoint shall constitute less than a one-half of the Board of Directors: (i) any representation or warranty made or deemed made by the company in any Credit Document shall prove to have been incorrect in any material respect on or as of the date, or at any time during the period, that such representation or warranty is made or deemed made; (ii) the facts or circumstances giving rise to such incorrect representation or warranty would have a material adverse effect on the Company's ability to pay the amounts outstanding under the Loan (including principal and interest) as they become due and payable; and (iii) both of the conditions in preceding subclauses (i) and (ii) continue for 30 days after the notice specified below;

          (4) the Company fails to comply with Section 6.08 at any time during which the Lender shall own less than 26% of the outstanding common stock of the Company, or persons designated by the Lender or, which the Lender shall have the right to appoint, shall constitute less than a one-half of the Board of Directors;

          (5) the Company shall default in the observance or performance of any agreement contained in Section 5.08(a) or Article 6 of this Agreement;

          (6) the Company fails to comply with any of its agreements in the Credit Documents (other than those referred to in (1) through (5) above) and such failure continues for 30 days after the notice specified below; provided that, in the case of Sections 5.04, 5.05 and 5.11, the Lender shall then own less than 26% of the outstanding common stock of the Company, or persons designated by the Lender or which the Lender shall have the right to appoint shall constitute less than a one-half of the Board of Directors;

          (7) Indebtedness of the Company or any subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $2,000,000 or its foreign currency equivalent at the time;

          (8) the company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (A) commences a voluntary case;

          (B) consents to the entry of an order for relief against it in an involuntary case;

          (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

          (D)  makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any Subsidiary in an involuntary case;

          (B) appoints a Custodian of the Company or any subsidiary or for any substantial part of its property; or

          (C) orders the winding up or liquidation of the Company or any Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

          (10) any judgment or decree for the payment of money in excess of $2,000,000 or its foreign currency equivalent at the time is entered against the Company or any Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

          (11) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 4.06 of ERISA or Section 4975 of the Code) involving any Plan which is not otherwise exempted, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the

Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Lender is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions relating to a Plan, if any, would be reasonably likely to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole; or

          (12) any Credit Document shall cease, for any reason, to be in full force and effect or the Company or any of its subsidiaries shall so assert in writing.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clauses (3) and (6) is not an Event of Default until the Lender notifies the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          SECTION 8.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 8.01(8) or (9) with respect to the Company) occurs and is continuing, the Lender by notice to the Company may declare the principal of and accrued interest on the Loan to be due and payable. upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 8.01(8) or (9) with respect to the Company (but not any Subsidiary) occurs, the principal of and interest on the Loan Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Lender. The Lender by notice to the Company may rescind an acceleration and its consequences. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 8.03. Default and Remedies.

          (a) If an Event of Default occurs and is continuing, the Lender shall have all of the remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right, to notify the account debtors from which the Designated Payments are owing to pay directly to the Lender the amount owing from such account debtors to the Company in respect of the respective Designated Receivable. In addition to and not in derogation of any or all of the rights and remedies granted hereunder to the Lender or otherwise available to the Lender under applicable law, following such an Event of Default, the Lender shall have the further right and power, at its sole option, to sell, or otherwise dispose of, the Collateral (other than Collateral consisting of cash), or any part thereof, at any one or more public or private sales as permitted by applicable law, and for that purpose the Lender may take immediate and exclusive possession of such Collateral, or any part thereof, to the extent capable of possession.

          (b) To the fullest extent permitted by law, the Company irrevocably and expressly waives any right to receive any notice of sale or notice of any other disposition of all or any part of the Collateral that does not consist of cash, except that to the extent the Company may be entitled by applicable law to any notice of sale or other disposition of such Collateral, the Company agrees that if such notice is mailed, postage prepaid, to the Company at the Company's address hereinafter specified not less than five (5) days before the time of the sale or other disposition contemplated therein, such notice shall conclusively be deemed commercially reasonable and shall fully satisfy any requirement for giving of said notice. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (c) The proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling or the like and reasonable attorneys' fees, legal expenses and costs incurred by the Lender, shall be applied in accordance with Section 5.06.

          (d) The remedies of the Lender hereunder are cumulative and the exercise of any one or more of the remedies provided for herein, or under the Uniform Commercial Code, shall not be construed as a waiver of any other rights or remedies of the Lender so long as any part of the Secured obligations remains unsatisfied or unperformed. The making of this Agreement shall not waive or impair any other security the Lender may have or hereafter acquire for the payment or performance of the Secured Obligations, nor shall the making of any such additional security waive or impair this Agreement; but the Lender may resort to any security it may have in the order it may deem proper.

          SECTION 8.04. Other Remedies. If an Event of Default occurs and is continuing, the Lender may pursue any available remedy to collect the payment of principal of or interest on the Note or to enforce the performance of any provision of the Note or this Agreement.

          The Lender may maintain a proceeding even if it does not possess the Note or does not produce it in the proceeding. A delay or omission by the Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 8.05. Waiver of Past Defaults. The Lender by notice to the Company may waive an existing Default and its consequences. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 8.06. Priorities. If the Lender collects any money or property pursuant to this Article 8, it shall pay out the money or property in the following order:

          FIRST: to itself in accordance with the priority set forth in
Section 2.08; and

          SECOND: to the extent of any excess, to the Company.

          SECTION 8.07. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

          SECTION 8.08. Waiver of Stay or Extension Laws.   The company (to
the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Lender, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE 9

                               Miscellaneous

          SECTION 9.01. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, no Credit Document nor any terms thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section 9.01.

          SECTION 9.02. Notices. All notices, requests and demands to or upon-the respective parties hereto to be effective shall be in writing (including by telecopy or telex, if one is listed), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, or, in the case of telex notice, when sent, answerback received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

               The Company:   NRG GENERATING (U.S.) INC.
                              1221 Nicollet Mall, Suite 700
                              Minneapolis, MN 55403
                              Attention:     President and Chief
                                             Executive Officer
                              Telephone:     (612) 373-5300
                              Telecopier:    (612) 373-5430


         With a copy to: Troutman Sanders
                         NationsBank Plaza, Suite 5200
                         Attention:     Hazen Dempster
                         Telephone:     (404) 885-3000
                         Telecopier:    (404) 885-3900
          if to Lender   NRG Energy, Inc.
                         1221 Nicollet Mall, Suite 700
                         Minneapolis, MN 55403
                         Attention:     Vice
                                        President, Business Development
                         Telephone:     (612) 373-5300
                         Telecopier:    (612) 373-5430


          with copies to:NRG Energy Inc.
                         Legal Department
                         1221 Nicollet Mall, Suite 700
                         Minneapolis, MN 55403
                         Attention:     Vice President and General Counsel
                         Telephone:     (612) 373-5300
                         Telecopier     (612) 373-5392

provided that any notice, request or demand to or upon the Lender pursuant to Section 2.05 shall not be effective until received.

          SECTION 9.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          SECTION 9.04. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

          SECTION 9.05.  Payment of Expenses and Taxes.  The Company agrees
(a) to pay or reimburse the Lender for all its costs and expenses incurred in connection with, and to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under any Credit Document and any such other documents, including reasonable fees and disbursements of counsel to the Lender incurred in connection with the foregoing (b) to pay, indemnify, and to hold the Lender harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes (other than withholding taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document and any such other documents, and (c) to pay, indemnify, and hold the Lender and its respective Affiliates, officers and directors harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) which may be incurred by or asserted against the Lender or such Affiliates, officers or directors arising out of or in connection with any investigation, litigation or proceeding related to this Agreement, the other Credit Documents, the proceeds of the Loan and the transactions contemplated by or in respect of such use of proceeds, or any of the other transactions contemplated hereby, whether or not the Lender or such Affiliates, officers or directors is a party thereto, including any of the foregoing relating to the violation of, noncompliance with-or liability under, any Environmental Law applicable to the operations of the Company, any of its Subsidiaries or any of the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries (all the foregoing, collectively, the "indemnified liabilities"); provided that the Company shall have no obligation hereunder with respect to indemnified liabilities of the Lender or any of its respective Affiliates, officers and directors arising from (i) the gross negligence or willful misconduct of the Lender or its respective directors or officers; (ii) legal proceedings commenced against the Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such; (iii) legal proceedings commenced against the Lender by any Transferee; or (iv) actions taken by the Company either at the direction of the Board of Directors of the Company or pursuant to the Management Agreement at such time as persons designated by the Lender or which the Lender shall have the right to appoint, shall constitute at least one-half of the Board. The agreements in this Section
9.05 shall survive repayment of the Note and all other amounts payable hereunder.

          SECTION 9.06.  Successors and Assigns; Participations and
Assignments.

          (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lender all future holders of the Note and the Loan, and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

          (b) The company hereby agrees that the Lender may, in accordance with applicable law, at any time and from time to time assign all or any part of its rights and obligations under this Agreement and the Note to any Person (a "Transferee"); provided, however, that any rights the Lender may have pursuant to Article 3 and Section 8.01(3) shall not survive or be effective as to any Transferee.

          (c) The Company authorizes the Lender to disclose to any prospective Transferee any and all financial information in the Lender's possession concerning the Company and its Subsidiaries and Affiliates which has been delivered to the Lender by or on behalf of the Company, subject to receipt of a confidentiality agreement from such prospective Transferee in form and substance reasonably satisfactory to the Company.

          SECTION 9.07. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          SECTION 9.08. Governing Law; No Third Party Rights. This Agreement and the Note and the rights and obligations of the parties under this Agreement and the Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York and applicable laws of the United States of America. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and, except as set forth in Section 9.06, no other Persons shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

          SECTION 9.09. Submission to Jurisdiction; Waivers.

          (a) Each party to this Agreement hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of

     America for the Southern District of New York, and appellate courts from any thereof;

     (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 9.02; and

     (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (b) Each party hereto unconditionally waives trial by jury in any legal action or proceeding referred to in paragraph (a) above and any counterclaim therein.

          SECTION 9.10. Interest. Each provision in this Agreement and each other Credit Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Company for the use, forbearance or detention of the money to be loaned under this Agreement or any other Credit Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Credit Document which is for the use, forbearance or detention of such money) , exceed that amount of money which would cause the effective rate of interest to exceed the highest lawful rate permitted by applicable law (the "Highest Lawful Rate"), and all amounts owed under this Agreement and each other Credit Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Credit Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Notwithstanding any provision in this Agreement or any other Credit Document to the contrary, if the maturity of the Loan or the obligations in respect of the other Credit Documents are accelerated for any reason, or in the event of any prepayment of all or any portion of the Loan or the obligations in respect of the other Credit Documents by the Company or in any other event, earned interest on the Loan and such other obligations of the Company may never exceed the Highest Lawful Rate, and any unearned interest otherwise payable on the Loan or the obligations in respect of the other Credit Documents that is in excess of the Highest Lawful Rate shall be canceled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall, at the option of the holder of the Loan or such other obligations, be either refunded to the Company or credited on the principal of the Loan. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Lender shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                         NRG GENERATING (U.S.) INC.

                         by
                              /s/  Leonard Bluhm
                         Name:     Leonard A. Bluhm
                         Title:    President and Chief
                                   Executive Officer


                         NRG ENERGY, INC.

                         by
                              /s/  Craig A. Mataczynski
                         Name:     Craig A. Mataczynski
                         Title:    Vice President, Domestic
                                   Business Development

                                                  EXHIBIT A


                                                  New York, New York
                                                  April 30, 1996



                                   NOTE

FOR VALUE RECEIVED, the undersigned, NRG GENERATING (U.S.) INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of NRG ENERGY, INC., a Delaware corporation, or registered assigns (the "Lender"), at the office of the Lender at 1221 Nicollet Mall, Suite 700, Minneapolis, MN 55403, in lawful money of the United States of America and in immediately available funds, the principal amount of TWENTY FOUR MILLION DOLLARS ($24,000,000), or, if less, the aggregate unpaid principal amount of the loan made by the lender pursuant to Section 2.01 of the Loan Agreement referred to below (in either case, to be paid together with any accrued interest not required to be paid currently in cash), which sum shall be due and payable in such amounts and on such dates as are set forth in the NRG Newark Cogen Loan Agreement, dated as of April 30, 1996 between the Company and the Lender (the "Loan Agreement"; terms defined therein being used herein as so defined). The undersigned further agrees to pay interest at said office, in like money, from the date hereof on the unpaid principally amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.06 of the Loan Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of this Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

This Note is the Note referred to in the Loan Agreement, which Loan Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified.

This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH TERMS OF THE LOAN AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE LENDER PURSUANT TO THE TERMS OF THE LOAN AGREEMENT.



                              NRG GENERATING (U.S.) INC.,

                              by
                              Name:     Leonard A. Bluhm
                              Title:    President and Chief
                                        Executive Officer

                                                  EXHIBIT B

A.   NOTICE OF BORROWING



TO:  NRG Energy, Inc.
     1221 Nicollet Mall, Suite 700
     Minneapolis, Minnesota  55403

     Attention:

          Pursuant to Section 2.07 of that certain Supplemental Loan
Agreement dated as of           , 1996 (the "Loan Agreement") between NRG
Energy, Inc. (the "Lender and NRG Generating (U.S.) Inc. (the "Company'), this notice represents the Company's request as follows:

          The Lender advance to the Company the sum of $              as a
Deferred Administrative Shortfall Loan under Section 2.01 of the Loan
Agreement.

          The effective date of the Borrowing requested hereunder shall be
19   ,

          The undersigned officer of the Company certifies that:

          (i)  The Unresolved Administrative and Priority Claim of .. (the
               "Claimant") has become Allowed in the amount of $       by
               Final Order entered by the Bankruptcy Court on        199
               [or, if applicable, has become due and payable in accordance with its terms]; and

          (ii) The amount of funds held in the Administrative and Priority Claim Reserve that is available to satisfy the Unresolved Administrative and Priority Claim of the Claimant to the
               extent that it has become Allowed, is $          .

          Each capitalized term used but not definedin this notice has the meaning ascribed thereto in the Loan Agreement.



DATED:                  199



                              NRG GENERATING (U.S.) INC.,
                              a Delaware corporation

                              By:
                              Title: